As filed with the Securities and Exchange Commission on May 7, 2001
                      Registration Statement No. 333-58610
------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                          --------------------------

                              Amendment No. 1 to
                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          --------------------------

                           JONES APPAREL GROUP, INC.
            (Exact name of Registrant as specified in its charter)

                      JONES APPAREL GROUP HOLDINGS, INC.
            (Exact name of Registrant as specified in its charter)

                         JONES APPAREL GROUP USA, INC.
            (Exact name of Registrant as specified in its charter)

                             NINE WEST GROUP INC.
            (Exact name of Registrant as specified in its charter)
                          --------------------------


        Pennsylvania                              06-0935166
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
incorporation or organization)

          Delaware                                51-0390339
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
incorporation or organization)


        Pennsylvania                              23-2978516
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
incorporation or organization)


         Delaware                                 13-4060243
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
incorporation or organization)


                          --------------------------

                            250 Rittenhouse Circle
                          Bristol, Pennsylvania 19007
                                (215) 785-4000

              (Address, including zip code, and telephone number,
                     including area code, of Registrant's
                         principal executive offices)
                          --------------------------

                              Ira M. Dansky, Esq.
                           Jones Apparel Group, Inc.
                                 1411 Broadway
                           New York, New York 10018
                                (212) 536-9526

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          --------------------------

                                With a copy to:

                             William V. Fogg, Esq.
                            Cravath, Swaine & Moore
                               825 Eighth Avenue
                           New York, New York 10019
                                (212) 474-1000
                          --------------------------

          Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [X]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] ____________

          If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [X]

                         --------------------------

                      CALCULATION OF REGISTRATION FEE

                                                                                      Proposed Maximum
Title of Each Class of Securities      Amount to be    Proposed Maximum Aggregate  Aggregate Offering Price       Amount of
to be Registered                     Registered(1)(2)    Price Per Unit (1)(2)             (1)(3)            Registration Fee(4)*
---------------------------------------------------------------------------------------------------------------------------------
Debt Securities....................
Preferred Stock (5)................
Common Stock, par value
$.01 per share, of Jones Apparel
Group, Inc.(6).....................
Warrants (7).......................
Total..............................                                                    $450,000,000.00           $112,500.00
---------------------------------------------------------------------------------------------------------------------------------


 *     Previously paid on April 10, 2001.

(1) There are being registered under this Registration Statement such indeterminate number of shares of common stock and preferred stock of the Registrants, such indeterminate number of warrants of the Registrants, and such indeterminate principal amount of debt securities of the Registrants, as shall have an aggregate initial offering price not to exceed $450,000,000. If any debt securities are issued at an original issue discount, then the securities registered shall include such additional debt securities as may be necessary such that the aggregate initial public offering price of all securities issued pursuant to this Registration Statement will equal $450,000,000. Any securities registered under this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering prices per unit will be determined, from time to time, by the Registrants in connection with the issuance by the Registrants of the securities registered under this Registration Statement.

(2) Not specified with respect to each class of securities to be registered pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3) Estimated solely for the purpose of calculating the registration fee. Any offering of debt securities denominated in any foreign currency or currency unit will be treated as the equivalent in U.S. dollars based on the exchange rate applicable to the purchase of such debt securities from the Registrant. No separate consideration will be received for common stock, preferred stock, Warrants or debt securities that are issued upon conversion or exchange of debt securities or preferred stock registered hereunder.

(4) Calculated pursuant to Rule 457 of the rules and regulations under the Securities Act.

(5) Including such indeterminate number of shares of preferred stock as may from time to time be issued (i) at indeterminate prices or (ii) upon conversion or exchange of debt securities registered hereunder, to the extent any such debt securities are, by their terms, convertible into preferred stock.

(6) Including such indeterminate number of shares of common stock as may from time to time be issued (i) at indeterminate prices or (ii) upon conversion or exchange of debt securities or preferred stock registered hereunder, to the extent any of such debt securities or shares of preferred stock are, by their terms, convertible into common stock.

(7) Including such indeterminate number of warrants as may from time to time to be issued at indeterminate prices, representing rights to purchase certain of the common stock, preferred stock or debt securities registered hereunder.

                         --------------------------

          The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

PROSPECTUS


                           Jones Apparel Group, Inc.

                      Jones Apparel Group Holdings, Inc.

                         Jones Apparel Group USA, Inc.

                             Nine West Group Inc.


          In this prospectus, the terms "we," "us," and "our" refer collectively to Jones Apparel Group, Inc. and its subsidiaries Jones Apparel Group Holdings, Inc., Jones Apparel Group USA, Inc. and Nine West Group Inc.

          From time to time, we, as co-obligors, may sell any of the following securities:

          - DEBT SECURITIES
          - WARRANTS (DEBT)

          From time to time, Jones Apparel Group, Inc. may also sell any of the following securities:

          - PREFERRED STOCK
          - COMMON STOCK
          - WARRANTS (STOCK)

          We will provide the specific terms of these securities in one or more supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. The aggregate of the offering prices of securities covered by this prospectus will not exceed $450,000,000.

          Jones Apparel Group common stock is listed on the New York Stock Exchange under the symbol "JNY." The applicable prospectus supplement will contain information, where applicable, as to any other listing (if any) on the New York Stock Exchange or any securities exchange of the securities covered by the prospectus supplement.

          The securities may be sold to investors, through agents designated from time to time or to or through underwriters or dealers. See "Plan of Distribution." If any underwriters are involved in the sale of any securities in respect of which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The net proceeds we expect to receive from such sale also will be set forth in a prospectus supplement.

          Investing in the securities involves certain risks. See "Risk Factors" beginning on page 5.

          This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

          Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

          The date of this prospectus is May 7, 2001.

                             TABLE OF CONTENTS

                                                                       Page

About this Prospectus.................................................3

Where You Can Find More Information...................................3

Special Note Regarding Forward-Looking Statements.....................4

The Company...........................................................5

Risk Factors..........................................................5

Use of Proceeds.......................................................8

Ratio of Earnings to Fixed Charges....................................8

Description of Debt Securities........................................8

Description of Capital Stock..........................................20

Description of Warrants...............................................21

Plan of Distribution..................................................22

Validity of Securities................................................23

Experts...............................................................23

          As used in this prospectus, unless the context requires otherwise:

          o "We," "us" and "our" refer collectively to Jones Apparel Group, Inc., Jones Apparel Group Holdings, Inc., Jones Apparel Group USA, Inc., and Nine West Group Inc.;

          o "Jones" or the "Company" means Jones Apparel Group, Inc. and/or its predecessors and consolidated subsidiaries, including the other issuers, as the context may require;

          o    "Jones Apparel Group" means Jones Apparel Group, Inc.;

          o    "Jones Holdings" means Jones Apparel Group Holdings, Inc.;

          o    "Jones USA" means Jones Apparel Group USA, Inc.; and

          o    "Nine West" means Nine West Group Inc.

                             ABOUT THIS PROSPECTUS

          This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $450,000,000.

          This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described immediately below under the heading "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

          Jones files annual, quarterly and special reports, proxy statements and other information with the SEC. Jones' SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document Jones files at the SEC's public reference facilities in Washington, D.C., New York, New York and Chicago, Illinois at the following addresses:

          o    450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549;

          o    Seven World Trade Center, Suite 1300, New York, New York 10048;
               and

          o Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

          Please call the SEC at 1-800-SEC-0330 for further information on the public reference facilities.

          Reports, proxy statements and other information concerning us can also be inspected and copied at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

          We have elected to incorporate by reference into this prospectus the following documents (including the documents incorporated by reference therein) filed by Jones with the SEC:

          o Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the SEC on March 26, 2001;

          o    Current Report on Form 8-K, filed with the SEC on April 16,
               2001; and

          o    Proxy Statement, filed with the SEC on April 26, 2001.

          Any statement made in a document incorporated by reference or deemed incorporated herein by reference is deemed to be modified or superseded for purposes of this prospectus if a statement contained in this prospectus or in any other subsequently filed document which also is incorporated or deemed incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We also incorporate by reference all documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of this prospectus and prior to the termination of this offering.

          You may request a copy of these filings, in most cases without exhibits, at no cost by writing or telephoning us at the following address:

                   Chief Financial Officer
                   Jones Apparel Group, Inc.
                   250 Rittenhouse Circle
                   Bristol, Pennsylvania 19007
                   (215) 785-4000

                           SPECIAL NOTE REGARDING
                         FORWARD-LOOKING STATEMENTS

          This prospectus and the documents incorporated by reference contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities for existing products, plans and objectives of management, markets for Jones Apparel Group common stock and other matters. Statements in this prospectus, including those incorporated by reference, that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended (the "Securities Act"). Forward-looking statements, including, without limitation, those relating to our future business prospects, revenues and income, wherever they occur in this prospectus, are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by forward-looking statements. You should consider forward-looking statements, therefore, in light of various important factors, including those set forth in this prospectus. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, without limitation:

          o    the effect of national and regional economic conditions;

          o lowered levels of consumer spending resulting from a general economic downturn;

          o the performance of our products within the prevailing retail environment;

          o customer acceptance of both new designs and newly-introduced product lines;

          o    financial difficulties encountered by customers;

          o the effects of vigorous competition in the markets in which we operate;

          o our ability to integrate the organizations and operations of any acquired business into our existing organization and operations;

          o the termination or non-renewal of the licenses with Polo Ralph Lauren Corporation;

          o risks relating to our extensive foreign operations and manufacturing;

          o changes in the costs of raw materials, labor and advertising; and

          o our ability to secure and protect trademarks and other intellectual property rights.

          Words such as "estimate," "project," "plan," "intend," "expect," "believe" and similar expressions are intended to identify forward-looking statements. You will find these forward-looking statements at various places throughout this prospectus and the documents incorporated by reference, including any amendments. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. We do not undertake any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

                                THE COMPANY

          Jones is a leading designer and marketer of a broad range of women's collection sportswear, suits and dresses, casual sportswear and jeanswear for men, women and children, women's shoes and accessories, and costume jewelry. Jones has pursued a multi-brand strategy by marketing its products under several nationally known brands, including Jones New York, Evan-Picone, Rena Rowan, Nine West, Easy Spirit, Enzo Angiolini, Bandolino and Todd Oldham and the licensed brands Lauren by Ralph Lauren, Ralph by Ralph Lauren and Polo Jeans Company. Each brand is differentiated by its own distinctive styling and pricing strategy, and together they target a wide range of consumers. Jones primarily contracts for the manufacture of its products through a worldwide network of quality manufacturers. Jones has capitalized on its nationally known brand names by entering into various licenses for the Jones New York, Evan-Picone and Nine West brand names with select manufacturers of women's and men's products which Jones does not manufacture.

          On July 31, 2000, Jones acquired 100% of the capital stock of Victoria + Co Ltd. Victoria is a leading designer and marketer of branded and private label costume jewelry sold to better department and specialty stores. Victoria markets its products under the national brand names Napier, Richelieu and Judith Jack and under several licensed brands, including Tommy Hilfiger and Givenchy, as well as private labels. In addition, Victoria markets jewelry under Jones' Nine West label.

          On April 13, 2001, Jones entered into a definitive merger agreement (the "Merger Agreement") with McNaughton Apparel Group Inc., a Delaware corporation ("McNaughton"), pursuant to which McNaughton will be merged with and into a direct wholly owned subsidiary of Jones (the "Merger"). McNaughton designs, contracts for the manufacture of and markest a broad line of brand name, moderately-priced women's and juniors' career and casual clothing. In connection with the Merger, stockholders of McNaughton will receive $10.50 in cash and approximately $10.50 in Jones Apparel Group common stock for each share of McNaughton common stock, subject to adjustment in accordance with the Merger Agreement. The Merger is subject to customary closing conditions, including approval by McNaughton's shareholders and clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          Our principal executive offices are located at 250 Rittenhouse Circle, Bristol, Pennsylvania 19007. Our telephone number is (215) 785-4000.


                                RISK FACTORS

          You should consider carefully all the information included or incorporated by reference in this prospectus and, in particular, should evaluate the following risks before deciding to invest in the securities.

The Apparel, Footwear and Accessories Industries are Highly Competitive

          Apparel, footwear and accessories companies face competition on many fronts, including the following:

          o    establishing and maintaining favorable brand recognition;

          o    developing products that appeal to consumers;

          o    pricing products appropriately;

          o    providing strong marketing support; and

          o    obtaining access to retail outlets and sufficient floor space.

          There is intense competition in the sectors of the apparel, footwear and accessories industries in which we participate. We compete with many other manufacturers and retailers, some of which are larger and have greater resources than we do. Any increased competition could result in reduced sales or prices, or both, which could have a material adverse effect on us.

Fashion Trends are Constantly Changing

          Customer tastes and fashion trends can change rapidly. We may not be able to anticipate, gauge or respond to such changes in a timely manner. If we misjudge the market for our products or product groups, we may be faced with a significant amount of unsold finished goods inventory, which would have a material adverse effect on us.

The Apparel, Footwear and Accessories Industries are Highly Cyclical

          Negative economic trends over which we have no control that depress the level of consumer spending could have a material adverse effect on us. Purchases of apparel, footwear and related goods often decline during recessionary periods when disposable income is low. In such an environment, we may increase the number of promotional sales, which would further adversely affect our profitability.

The Concentration of Our Customers Could Adversely Affect Our Business

          Our ten largest customers, principally department stores, accounted for approximately 56% of sales in 2000. While no single customer accounted for more than 10% of our net sales, certain of our customers are under common ownership. Department stores owned by the following entities accounted for the following percentages of our 2000 sales:


             Federated Department Stores, Inc......................    14%
             May Department Stores Company.........................    14%
             Remainder of ten largest customers....................    28%

          We believe that purchasing decisions are generally made independently by individual department stores within a commonly controlled group. There has been a trend, however, toward more centralized purchasing decisions. As such decisions become more centralized, the risk to us of such concentration increases. The loss of any of our largest customers, or the bankruptcy or material financial difficulty of any customer or any of the companies listed above, could have a material adverse effect on us. We do not have long-term contracts with any of our customers, and sales to customers generally occur on an order-by-order basis. As a result, customers can terminate their relationships with us at any time or under certain circumstances cancel or delay orders.

Significant Portions of Our Sales and Profits Depend on Certain of Our License Agreements with Polo Ralph Lauren Corporation

          The termination or non-renewal of our exclusive licenses to manufacture and market clothing under the Lauren by Ralph Lauren and Polo Jeans Company trademarks in the United States and elsewhere would have a material adverse effect on us. Our Lauren by Ralph Lauren and Polo Jeans Company businesses represent significant portions of our sales and profits. We sell products bearing those trademarks, as well as the Ralph by Ralph Lauren trademark, under exclusive licenses from affiliates of Polo Ralph Lauren Corporation.

          The Lauren by Ralph Lauren license expires on December 31, 2001. We have exercised our right to renew that license through December 31, 2006. There is no presently existing right or obligation to renew the Lauren by Ralph Lauren license after December 31, 2006.

          The Polo Jeans Company license expires on December 31, 2005 and may be renewed by us in five-year increments for up to 25 additional years, if certain minimum sales levels in certain years are met. Polo Jeans Company sales are made season-to-season, with customers having no obligation to buy products beyond what they have already ordered for a particular season. In addition, renewal of the Polo Jeans Company license after 2010 requires a one-time payment by us of $25 million or, at our option, a transfer of a 20% interest in our Polo Jeans Company business to Polo Ralph Lauren (with no fees required for subsequent renewals). Polo Ralph Lauren also has an option, exercisable on or before June 1, 2010, to purchase our Polo Jeans Company business at the end of 2010 for a purchase price, payable in cash, equal to 80% of the then fair value of the business as a going concern, assuming the continuation of the Polo Jeans Company license through December 31, 2030.

          In addition to the provisions described above, the licenses contain provisions common to trademark licenses which could result in termination of a license, such as failure to meet payment or advertising obligations.

The Extent of Our Foreign Operations and Manufacturing May Adversely Affect Our Domestic Business

          In 2000, approximately 73% of our apparel products were manufactured outside North America, primarily in Asia, while the remainder were manufactured in the United States and Mexico. Nearly all of Nine West's products were manufactured outside of North America in 2000 as well. The following may adversely affect foreign operations:

          o political instability in countries where contractors and suppliers are located;

          o    imposition of regulations and quotas relating to imports;

          o    imposition of duties, taxes and other charges on imports;

          o significant fluctuation of the value of the dollar against foreign currencies; and

          o restrictions on the transfer of funds to or from foreign countries.

          As a result of our substantial foreign operations, Jones' domestic business is subject to the following risks:

          o quotas imposed by bilateral textile agreements between the United States and certain foreign countries;

          o reduced manufacturing flexibility because of geographic distance between us and our foreign manufacturers, increasing the risk that we may have to mark down unsold inventory as a result of misjudging the market for a foreign-made product; and

          o violations by foreign contractors of labor and wage standards and resulting adverse publicity.

Fluctuations in the Price, Availability and Quality of Raw Materials Could Cause Delay and Increase Costs

          Fluctuations in the price, availability and quality of the fabrics or other raw materials used by us in our manufactured apparel and in the price of leather used to manufacture our footwear and accessories could have a material adverse effect on our cost of sales or our ability to meet our customers' demands. We mainly use cotton twill, wool, denim, and synthetic and blended fabrics. The prices for such fabrics depend largely on the market prices for the raw materials used to produce them, particularly cotton. The price and availability of such raw materials and, in turn, the fabrics used in our apparel may fluctuate significantly, depending on many factors, including crop yields and weather patterns. We generally enter into denim purchase order contracts at specified prices for three to six months at a time. Higher cotton prices would directly affect our costs and could affect our earnings. During the past few years, there have been increases in the price of leather, which generally were reflected in the selling price of our footwear and accessories products. In the future, we may not be able to pass all or a portion of such higher raw materials prices on to our customers.

Our Reliance on Independent Manufacturers Could Cause Delay and Damage Customer Relationships

          We rely upon independent third parties for the manufacture of most of our products. A manufacturer's failure to ship products to us in a timely manner or to meet the required quality standards could cause us to miss the delivery date requirements of our customers for those items. The failure to make timely deliveries may drive customers to cancel orders, refuse to accept deliveries or demand reduced prices, any of which could have a material adverse effect on our business. We do not have long-term written agreements with any of our third party manufacturers. As a result, any of these manufacturers may unilaterally terminate their relationships with us at any time.

The Successful Integration of Jones and McNaughton Following the Merger Will Present Significant Challenges

          Jones and McNaughton believe that the Merger presents opportunities to achieve cost savings, including those in connection with distribution, sourcing, marketing and overhead reductions. The failure to integrate McNaughton and Jones successfully, and to manage the challenges presented by the integration process successfully, may prevent Jones from achieving these anticipated cost savings.

We Depend on Key Personnel to Manage Our Business

          Jones' success depends upon the personal efforts and abilities of its senior executive officers, including Sidney Kimmel, its Chairman, Jackwyn Nemerov, its President, and Irwin Samelman, its Executive Vice President, Marketing, as well as the senior executive officers of our operating subsidiaries, including, after the Merger, Peter Boneparth. If any of these individuals become unable or unwilling to continue in their present positions, our business and financial results could be materially adversely affected.


Our Stock Price Has Been Volatile and We Expect That It Will Continue to be Volatile

          Our stock price has historically been volatile, and we expect that it will continue to be volatile. Our financial results are difficult to predict and could fluctuate significantly.

There Is No Public Market for the Debt Securities, Preferred Stock and Warrants

          Before the offering of any debt securities, preferred stock or warrants, there will have been no public market for those securities and we do not intend to apply for the listing of any debt securities or preferred stock that may be offered by this prospectus on any securities exchange or for quotation of any debt securities or preferred stock on any public market. We cannot assure you that an active public market for any debt securities, preferred stock or warrants will develop or as to the liquidity, if any, that may develop in such market. If an active public market in any new class of securities does not develop, the market price and liquidity of those securities may be adversely affected. See "Plan of Distribution."


                              USE OF PROCEEDS

          We will use the net proceeds from our sale of the securities for our general corporate purposes, which may include repaying indebtedness, making additions to our working capital, funding future acquisitions or for any other purpose we describe in the applicable prospectus supplement.


                     RATIO OF EARNINGS TO FIXED CHARGES

          The following table sets forth our ratios of earnings to fixed charges for the years and periods indicated:


                                        Year Ended December 31,
                               --------------------------------------------
                               2000      1999      1998      1997      1996
                               ----      ----      ----      ----      ----

Ratio of Earnings to
Fixed Charges...........       4.3       4.1       12.6      18.2      14.4

          We computed these ratios by dividing fixed charges into the sum of earnings (after certain adjustments) and fixed charges. Earnings used in computing the ratio of earnings to fixed charges consist of income before income taxes and fixed charges excluding capitalized interest. Fixed charges consist of interest expensed and capitalized, amortization of debt expense and that portion of rental expense representative of interest.

          Because we do not have any preferred stock outstanding, our ratio of earnings to fixed charges and preferred stock dividends was the same as our ratio of earnings to fixed charges.


                       DESCRIPTION OF DEBT SECURITIES

          The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

          The debt securities will be issued by Jones Apparel Group, Jones Holdings, Jones USA and Nine West, as co-obligors (the "issuers"). The debt securities will be our general obligations. In the event that any series of debt securities will be subordinated to other securities that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities. Debt securities will be issued under one or more indentures between us and one or more trustees named in the prospectus supplement (collectively, the "trustee"). A copy of the form of indenture has been filed as an exhibit to the registration statement filed with the SEC. The following discussion of certain provisions of the indenture is a summary only and should not be considered a complete description of the terms and provisions of the indenture. Accordingly, the following discussion is qualified in its entirety by reference to the provisions of the indenture, including the definition of certain terms used below.

General

          The indenture does not limit the aggregate principal amount of debt securities that can be issued under it. The debt securities may be issued in one or more series as we may authorize from time to time. You should refer to the applicable prospectus supplement for the following terms of the debt securities of the series with respect to which that prospectus supplement is being delivered:

               (1) the title of the debt securities of the series;

               (2) the price or prices of the debt securities of the series;

               (3) any limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture;

               (4) the date or dates on which the principal and premium with respect to the debt securities of the series are payable;

               (5) the rate or rates (which may be fixed or variable) at which the debt securities of the series shall bear interest (if any) or the method of determining such rate or rates, the date or dates from which such interest, if any, shall accrue, the interest payment dates on which such interest, if any, shall be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable (in the case of Securities in registered form), and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

               (6) the currency or currencies in which debt securities of the series shall be denominated, if other than U.S. dollars, the place or places, if any, in addition to or instead of the corporate trust office of the trustee (in the case of Securities in registered form) or the principal New York office of the trustee (in the case of Securities in bearer form), where the principal, premium and interest with respect to debt securities of the series shall be payable or the method of such payment, if by wire transfer, mail or other means;

               (7) the price or prices at which, the period or periods within which, and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part at our option or otherwise;

               (8) whether debt securities of the series are to be issued as Securities in registered form or Securities in bearer form or both and, if Securities in bearer form are to be issued, whether coupons will be attached to them, whether Securities in bearer form of the series may be exchanged for Securities in registered form of the series, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;

               (9) if any debt securities of the series are to be issued as Securities in bearer form or as one or more global securities representing individual Securities in bearer form of the series, whether certain provisions for the payment of additional interest or tax redemptions shall apply; whether interest with respect to any portion of a temporary Bearer Security of the series payable with respect to any interest payment date prior to the exchange of such temporary Bearer Security for definitive Securities in bearer form of the series shall be paid to any clearing organization with respect to the portion of such temporary Bearer Security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the persons entitled to interest payable on such interest payment date; and the terms upon which a temporary Bearer Security may be exchanged for one or more definitive Securities in bearer form of the series;

               (10) our obligation, if any, to redeem, purchase, or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, debt securities of the series shall be redeemed, purchased, or repaid, in whole or in part, pursuant to such obligations;

               (11) the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for any issuer's common stock, preferred stock, other debt securities or warrants for common stock, preferred stock, indebtedness or other securities of any kind and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

               (12) if other than denominations of $1,000 or any integral multiple thereof, the denominations in which debt securities of the series shall be issuable;

               (13) if the amount of principal, premium or interest with respect to the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

               (14) if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in United States currency;

               (15) any changes or additions to the provisions of the indenture dealing with defeasance;

               (16) if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

               (17) the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act of 1939, as amended, are applicable and any corresponding changes to provisions of the indenture as then in effect;

               (18) any addition to or change in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holders to declare the principal, premium and interest, if any, with respect to such debt securities due and payable;

               (19) if the debt securities of the series shall be issued in whole or in part in the form of a global security, the terms and conditions, if any, upon which such global security may be exchanged in whole or in part for other individual debt securities in definitive registered form, the depositary (as defined in the applicable prospectus supplement) for such global security and the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to in the indenture;

               (20) any trustee, authenticating or paying agent, transfer agent or registrar;

               (21) the applicability of, and any addition to or change in, the covenants and definitions then set forth in the indenture or in the terms then set forth in the indenture relating to permitted consolidations, mergers, or sales of assets;

               (22) the terms, if any, of any guarantee of the payment of principal, premium and interest with respect to debt securities of the series and any corresponding changes to the provisions of the indenture as then in effect;

               (23) the subordination, if any, of the debt securities of the series pursuant to the indenture and any changes or additions to the provisions of the indenture relating to subordination;

               (24) with regard to debt securities of the series that do not bear interest, the dates for certain required reports to the trustee; and

               (25) any other terms of the debt securities of the series (which terms shall not be prohibited by the provisions of the indenture).

          The prospectus supplement will also describe any material United States federal income tax consequences or other special considerations applicable to the series of debt securities to which such prospectus supplement relates, including those applicable to:

               (1) Securities in bearer form;

               (2) debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula (including changes in prices of particular securities, currencies or commodities);

               (3) debt securities with respect to which principal or interest is payable in a foreign or composite currency;

               (4) debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates ("Original Issue Discount Debt Securities"); and

               (5) variable rate debt securities that are exchangeable for fixed rate debt securities.

          Unless otherwise provided in the applicable prospectus supplement, Securities in registered form may be transferred or exchanged at the office of the trustee at which its corporate trust business is principally administered in the United States or at the office of the trustee or the trustee's agent in the Borough of Manhattan, the City and State of New York, at which its corporate agency business is conducted, subject to the limitations provided in the indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith. Securities in bearer form will be transferable only by delivery. Provisions with respect to the exchange of Securities in bearer form will be described in the prospectus supplement relating to those Securities in bearer form.

          All funds which we pay to a paying agent for the payment of principal, premium or interest with respect to any debt securities that remain unclaimed at the end of two years after that principal, premium or interest shall have become due and payable will be repaid to us, and the holders of those debt securities or any related coupons will thereafter look only to us for payment thereof.

Global Securities

          The debt securities of a series may be issued in whole or in part in the form of one or more global securities. A global security is a debt security that represents, and is denominated in an amount equal to the aggregate principal amount of, all outstanding debt securities of a series, or any portion thereof, in either case having the same terms, including the same original issue date, date or dates on which principal and interest are due, and interest rate or method of determining interest. A global security will be deposited with, or on behalf of, a depositary, which will be identified in the prospectus supplement relating to such debt securities. Global securities may be issued in either registered or bearer form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or any nominee of the depositary to a successor depositary or any nominee of such successor.

          The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such debt securities. We anticipate that the following provisions will generally apply to depositary arrangements.

          Upon the issuance of a global security, the depositary for such global security will credit, on its book entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with the depositary ("participants"). Such accounts shall be designated by the dealers or underwriters with respect to such debt securities or, if such debt securities are offered and sold directly by us or through one or more agents, by us or such agents. Ownership of beneficial interests in a global security will be limited to participants or persons that hold beneficial interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary (with respect to interests of participants) or records maintained by participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limitations and laws may impair the ability to transfer beneficial interests in a global security.

          So long as the depositary for a global security, or its nominee, is the registered owner or holder of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the individual debt securities represented by such global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any of such debt securities in definitive form, and will not be considered the owners or holders thereof under the indenture.

          Subject to the restrictions applicable to Securities in bearer form described in an applicable prospectus supplement (see "Limitations on Issuance of Securities in Bearer Form" below), payments of principal, premium, and interest with respect to individual debt securities represented by a global security will be made to the depositary or its nominee, as the case may be, as the registered owner or holder of such global security. Neither we, the trustee, any paying agent or registrar for such debt securities or any agent of ours or the trustee's will have any responsibility or liability for:

               (1) any aspect of the records relating to or payments made by the depositary, its nominee or any participants on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests;

               (2) the payment to the owners of beneficial interests in the global security of amounts paid to the depositary or its nominee; or

               (3) any other matter relating to the actions and practices of the depositary, its nominee or its participants.

Neither we, the trustee, any paying agent or registrar for such debt securities or any agent of ours or the trustee will be liable for any delay by the depositary, its nominee or any of its participants in identifying the owners of beneficial interests in the global security, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the depositary or its nominee for all purposes.

          We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest with respect to a definitive global security representing any of such debt securities, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security, as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers and registered in "street name." Such payments will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary global security of payments of principal, premium or interest with respect thereto will be subject to the restrictions described in an applicable prospectus supplement (see "Limitation on Issuance of Securities in Bearer Form" below).

          If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary, we shall appoint a successor depositary. If a successor depositary is not appointed by us within 90 days, we will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to such debt securities, determine to no longer have debt securities of a series represented by a global security and, in such event, will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. Furthermore, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of such series may, on terms acceptable to us, the trustee, and the depositary for such global security, receive individual debt securities of such series in exchange for such beneficial interests, subject to any limitations described in the prospectus supplement relating to such debt securities. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in its name (if the debt securities are issuable as Securities in registered form). Individual debt securities of such series so issued will be issued:

               (1) as Securities in registered form in denominations, unless otherwise specified by us, of $1,000 and integral multiples thereof if the debt securities are issuable as Securities in registered form;

               (2) as Securities in bearer form in the denomination or denominations specified by us if the debt securities are issuable as Securities in bearer form; or

               (3) as either Securities in registered form or Securities in bearer form as described above if the debt securities are issuable in either form.

Limitations on Issuance of Securities in Bearer Form

          The debt securities of a series may be issued as Securities in registered form (which will be registered as to principal and interest in the register maintained by the registrar for such debt securities) or Securities in bearer form (which will be transferable only by delivery). If such debt securities are issuable as Securities in bearer form, the applicable prospectus supplement will describe certain special limitations and considerations that will apply to such debt securities.

Certain Covenants

          The indenture contains covenants including, among others, the following:

Restrictions on Liens. Except as provided below under "--Exempted Debt," we will not, and will not permit any "significant subsidiary" (as such term is defined in Regulation S-X promulgated by the SEC) to, create or suffer to exist any mortgage, lien, pledge, charge, security interest or encumbrance (a "lien" or "liens") to secure any of our or a significant subsidiary's indebtedness on any property the net book value of which exceeds 1% of our consolidated net tangible assets (the "Principal Properties"), unless all of the debt securities outstanding at the time of such lien are secured by the same lien, equally and ratably with any and all other indebtedness secured by such lien.

          The restrictions in the preceding sentence do not apply to:

          o liens on property of a person existing at the time of its merger or consolidation with or into any of us or our significant subsidiaries or at the time of sale, lease or other disposition of its properties to any of us or our significant subsidiaries;

          o liens on property of a person existing at the time it becomes a significant subsidiary or existing on property prior to our or a significant subsidiary's acquisition of the property;

          o liens securing indebtedness (A) between a significant subsidiary and any of us, or (B) between significant subsidiaries or (C) between us;

          o liens on any property created, assumed or otherwise brought into existence in contemplation of the sale or other disposition of the underlying property, so long as (A) the relevant person disposes of such property within 180 days after the creation of those liens and (B) any indebtedness secured by those liens is without recourse to any of us or any significant subsidiary;

          o liens in favor of the United States of America or any of its states, or any of their departments, agencies or instrumentalities or political subdivisions, or in favor of any country, or any of its political subdivisions, to secure partial, progress, advance or other payments, or performance of any other similar obligations, including, without limitation, liens to secure pollution control bonds or industrial revenue or other similar types of bonds;

          o liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure obligations not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

          o liens incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature, in each case which are not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property and which do not in the aggregate impair in any material respect the use of property in the operation of our business taken as a whole;

          o liens incurred to secure appeal bonds and judgment and attachment liens, in each case in connection with litigation or legal proceedings which are being contested in good faith by appropriate proceedings so long as reserves have been established to the extent required by generally accepted accounting principles as in effect at such time;

          o pledges or deposits under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of indebtedness) or leases to which any of us or any significant subsidiary is a party, or deposits to secure public or statutory obligations of any of us or of any significant subsidiary or deposits for the payment of rent, in each case incurred in the ordinary course of business;

          o utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character;

          o liens granted to any bank or other institution on the payments to be made to such institution by any of us or any subsidiary pursuant to any interest rate swap or similar agreement or foreign currency hedge, exchange or similar agreement designed to provide protection against fluctuations in interest rates and currency exchange rates, respectively, provided that such agreements are entered into in, or are incidental to, the ordinary course of business;

          o liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set off or similar rights and remedies, in each case as to any deposit account or any other fund maintained with a creditor depository institution, provided that (1) the deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the applicable issuer or a significant subsidiary in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (2) the deposit account is not intended by the applicable issuer or a significant subsidiary to provide collateral to the depository institution;

          o liens arising from the Uniform Commercial Code financing statements regarding leases;

          o the giving, simultaneously with or within 180 days after the latest of the date of the indenture, or the acquisition, construction, improvement, development or expansion of such property, of a purchase money lien on property acquired, constructed, improved, developed or expanded after the date of the indenture, or the acquisition, construction, improvement, development or expansion after the date of the indenture, of property subject to any lien which is limited to such property;

          o the giving of a lien on real property which is the sole security for indebtedness incurred within two years after the latest of the date of the indenture, or the acquisition, construction, improvement, development or expansion of the property, so long as the holder of such indebtedness is entitled to enforce its payment only by resorting to such security;

          o liens arising by the terms of letters of credit entered into in the ordinary course of business to secure reimbursement obligations thereunder;

          o    liens existing on the date of the indenture;

          o liens for taxes, assessments and other governmental charges or levies not yet due or as to which the period of grace, if any, has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by generally accepted accounting principles as in effect at such time; and

          o extension, renewal, replacement or refunding of any lien existing on the date of the indenture or referred to in certain of the bullet points above, so long as the principal amount of indebtedness so secured and not otherwise authorized by the relevant bullet points shall not exceed the principal amount of indebtedness, plus any premium or fee payable in connection with any such extension, renewal, replacement or refunding, so secured at the time of such extension, renewal, replacement or refunding.

Restrictions on Sale and Leaseback Transactions. Except as provided below under "--Exempted Debt," we will not, and will not permit any significant subsidiary to, enter into any arrangement with any person providing for the leasing from that person of any Principal Property previously or contemporaneously sold or transferred to it by any of us or our significant subsidiaries with the intention of taking back a lease of such Principal Property (a "sale and leaseback transaction"), unless our board of directors determines that the net proceeds of the sale or transfer are to be at least equal to the fair market value of the relevant Principal Property or asset at the time of the sale and transfer and either one of the following occurs:

          o within 180 days after it has been received, an amount equal to the net proceeds of such sale or transfer is applied to the retirement or prepayment of our or a significant subsidiary's indebtedness that is senior to or equal in right of payment with the debt securities of all series under the indenture or to the purchase, construction or development of property or assets to be used in the ordinary course of business, or

          o the lessee would, on the effective date of the relevant sale or transfer, be entitled, pursuant to the indenture, to issue, assume or guarantee indebtedness secured by a lien upon the relevant Principal Property at least equal in amount to the then present value (discounted at the actual rate of interest of the sale and leaseback transaction) of its obligation for the net rental payments in respect of such sale and leaseback transaction without equally and ratably securing the debt securities of all series under the indenture.

The restrictions in the preceding paragraph will not apply to any sale and leaseback transaction:

          o between (A) any of us and a significant subsidiary or (B) between significant subsidiaries or (C) between us, so long as the lessor is one of us or a wholly owned significant subsidiary;

          o    which has a lease of less than three years in length;

          o entered into within 180 days after the later of the purchase, construction or development of the relevant Principal Property or asset or the commencement of operation of the relevant Principal Property; or

          o involving Jones' distribution warehouse at South Hill, Virginia.

Exempted Debt. Notwithstanding the restrictions in the indenture on (1) liens and (2) sale and leaseback transactions, any of us or any significant subsidiary may, in addition to amounts permitted under those restrictions, create indebtedness secured by liens, or enter into sale and leaseback transactions, so long as, at the time of those transactions and after giving effect to them, the aggregate outstanding amount of all such indebtedness secured by liens plus the then present value (discounted at the actual rate of interest of the sale and leaseback transaction) of the obligations for the net rental payments resulting from the sale and leaseback transactions does not exceed 20% of our and our subsidiaries' consolidated stockholders' equity.

Corporate Existence. Unless our board of directors determines that it is no longer desirable in the conduct of our business and the business of our significant subsidiaries considered as a whole, each of us will do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence, material rights (charter and statutory) and material franchises.

No Special Protection in the Event of a Highly Leveraged Transaction. The terms of the debt securities of any series will not afford the holders special protection in the event of a highly leveraged transaction.

Events of Default

          Each of the following constitutes an event of default under the indenture with respect to any series of debt securities:

          o default in payment of the principal or premium, if any, on the debt securities of that series, when such amount becomes due and payable at maturity, upon acceleration, redemption or otherwise;

          o our failure to pay interest on the debt securities of that series within 30 days of the due date;

          o our failure to comply with the obligations described under "--Mergers and Sales of Assets" below;

          o our failure to comply with any of our obligations under the covenants described under "--Certain Covenants" above upon receipt by us of notice of such default by the trustee or by holders of not less than 25% in aggregate principal amount of the debt securities of that series then outstanding and our failure to cure (or obtain a waiver of) such default within 30 days after receipt by us of such notice;

          o our failure to comply with any of our other agreements in the debt securities of that series or the indenture upon receipt by us of notice of such default by the trustee or by holders of not less than 25% in aggregate principal amount of the debt securities of that series then outstanding and our failure to cure (or obtain a waiver of) such default within 60 days after receipt by us of such notice;

          o a default under any indebtedness (including any other series of debt securities) by any of us or by any significant subsidiary as a result of which an amount in excess of $25.0 million becomes due and payable prior to the date on which it would otherwise have become due and payable upon receipt by us of notice of such default by the trustee or by holders of not less than 25% in aggregate principal amount of the debt securities of that series then outstanding, without such indebtedness having been discharged or such acceleration having been rescinded or annulled within 30 days after such notice;

          o any judgment or decree for the payment of money (not covered by insurance) in excess of $25.0 million against any of us or any significant subsidiary if (A) an enforcement proceeding thereon is commenced by any creditor or (B) it is not discharged, waived or stayed and remains outstanding for a period of 60 days;

          o the co-obligation of any of us shall cease to be in full force and effect (except as contemplated by the terms thereof); and

          o certain events of bankruptcy, insolvency or reorganization affecting us.

          A prospectus supplement may omit, modify or add to the foregoing events of default.

          If any event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization) occurs and is continuing under the indenture with respect to a particular series of debt securities, either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series then outstanding by written notice to us (and to the trustee if such notice is given by the holders), may declare the principal amount of (or in the case of Original Issue Discount Debt Securities, the portion thereby specified in the terms thereof), premium, if any, and accrued interest on the debt securities of that series to be immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization, the principal amount of, premium, if any, and accrued interest on the debt securities of that series shall automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.

          The holders of a majority in aggregate principal amount of the debt securities of any series then outstanding by notice to the trustee under the indenture may on behalf of the holders of all of such series of debt securities waive any existing default or event of default and its consequences under the applicable indenture except a continuing default or event of default in the payment of interest on, or the principal of the debt securities of such series.

          Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of any series of debt securities, unless such holders have offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of a series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of debt securities. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of such series of debt securities or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee is entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

          No holder of debt securities of a series has any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

          o such holder has previously given to the trustee written notice of a continuing event of default with respect to such series of debt securities;

          o the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered reasonable security or indemnity against any loss, liability or expense, to the trustee to institute such proceeding as trustee; and

          o the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a holder of a debt security of such series for the enforcement of payment of the principal, premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.

          The indenture provides that if a default with respect to a series of debt securities occurs and is continuing and is known to the trustee, the trustee must mail to each holder of such debt securities notice of the default within 90 days after it occurs. Except in the case of a default in the principal or premium, if any, upon acceleration, redemption or otherwise with respect to any debt security of a series when such amount becomes due and payable, the trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of the holders.

          The indenture requires Jones to furnish to the trustee, within 120 days after the end of each fiscal year, a statement by certain of its officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults.

Modification and Waiver

          Modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series affected by such modification or amendment.

          No such modification or amendment may, without the consent of each holder affected thereby,

          o make any change to the percentage of principal amount of debt securities of any series the holders of which must consent to an amendment;

          o reduce the principal amount of, premium, if any, or interest on, or extend the stated maturity or interest payment periods, of any debt security;

          o make any debt security payable in money or securities other than that stated in such debt security;

          o make any change that adversely affects such holder's right to require us to purchase a debt security;

          o impair the right to institute suit for the enforcement of any payment with respect to the debt securities;

          o in the case of any subordinated debt security or coupons appertaining thereto, make any change in the provisions of the indenture relating to subordination that adversely affects the rights of any holder under such provisions;

          o    except as provided under "--Satisfaction and Discharge of the
               Indenture: Defeasance", release any security or guarantee that may have been granted with respect to the debt securities; or

          o waive a default in payment of principal of, premium, if any, or interest on the debt securities of a series or modify any provisions of the indenture relating to modification or amendment thereof.

          Without the consent of any holder, we and the trustee may amend the indenture for one or more of the following purposes:

          o to evidence the succession of another person to us pursuant to the provisions of the indenture relating to consolidations, mergers and sales of assets and the assumption by such successor of our covenants, agreements and obligations in the indenture and in the debt securities;

          o to surrender any right or power conferred upon us by the indenture, to add to our covenants such further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities as our boards of directors shall consider to be for the protection of the holders of such debt securities, and to make the occurrence, or the occurrence and continuance, of a default in respect of any of such additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture (provided, however, that with respect to any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon such default, may limit the remedies available to the trustee upon such default or may limit the right of holders of a majority in aggregate principal amount of any series of debt securities to waive such default);

          o to cure any ambiguity or correct or supplement any provision contained in the indenture, in any supplemental indenture or in any debt securities that may be defective or inconsistent with any other provision contained therein, to convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture as shall not adversely affect the interests of any holders of debt securities of any series;

          o to modify or amend the indenture in such a manner as to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act as then in effect;

          o to add to or change any of the provisions of the indenture to provide that Securities in bearer form may be registerable as to principal, to change or eliminate any restrictions on the payment of principal or premium with respect to Securities in registered form or of principal, premium or interest with respect to

               Securities in bearer form; or to permit Securities in registered form to be exchanged for Securities in bearer form, so as to not adversely affect the interests of the holders of debt securities or any coupons of any series in any material respect or permit or facilitate the issuance of debt securities of any series in uncertificated form;

          o in the case of subordinated debt securities, to make any change in the provisions of the indenture relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions (but only if each such holder of senior indebtedness consents to such change);

          o to add guarantees with respect to the debt securities or to secure the debt securities;

          o to make any change that does not adversely affect the rights of any holder;

          o to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination not otherwise permitted under the indenture shall (1) neither apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt security with respect to such provision or (2) become effective only when there is no such debt security outstanding;

          o to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the indenture by more than one trustee; or

          o to establish the form or terms of debt securities and coupons of any series, as described under "--General" above.

Mergers and Sales of Assets

          The indenture provides that none of the issuers may consolidate with or merge into any other person or convey, transfer or lease all or substantially all of its properties and assets to another person, unless among other items: (i) the resulting, surviving or transferee person (if other than the relevant issuer) is organized and existing under the laws of the United States, any state thereof or the District of Columbia and such person expressly assumes, by supplemental indenture, all obligations of the relevant issuer under all of the debt securities and the indenture; (ii) the relevant issuer or such successor person shall not immediately thereafter be in default under the indenture; (iii) the relevant issuer shall have provided the trustee with an opinion of counsel and officer's certificate confirming compliance with the indenture and (iv) all of the debt securities shall be secured ratably by any liens to which a Principal Property of the relevant issuer becomes subject as a result of the transaction that would otherwise not be permitted by the indenture. Upon the assumption of the obligations of the relevant issuer by such a person in such circumstances, subject to certain exceptions, the relevant issuer shall be discharged from all obligations under all debt securities and the indenture (except in the case of a lease).

Satisfaction and Discharge of the Indenture; Defeasance

          The indenture shall generally cease to be of any further effect with respect to a series of debt securities if (a) we have delivered to the trustee for cancellation all debt securities of such series (with certain limited exceptions) or (b) all debt securities and coupons of such series not theretofore delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we shall have deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all such debt securities and coupons (and if, in either case, we shall also pay or cause to be paid all other sums payable under the indenture by us).

          In addition, we shall have a "legal defeasance option" (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a "covenant defeasance option" (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

          The applicable prospectus supplement will describe the procedures we must follow in order to exercise our defeasance options.

Regarding the Trustee

          The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

          The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.

          The initial trustee under the indenture has additional financial arrangements with us, including as trustee under Nine West's Supplemental Executive Retirement Plan, as trustee for the Nine West Pension Plan, as a lender under our 364-Day Revolving Credit Facility and our Five-Year Revolving Credit Facility, as trustee for our 7.50% Senior Notes Due 2004, our 7.875% Senior Notes Due 2006, our 8-3/8% Series B Senior Notes Due 2005 and Nine West's 9% Series B Senior Subordinated Notes Due 2007 and as transfer agent and registrar for Jones Apparel Group common stock.


                        DESCRIPTION OF CAPITAL STOCK

          Jones Apparel Group's authorized capital stock consists of (1) 200,000,000 shares of common stock, $.01 par value per share, and (2) 1,000,000 shares of preferred stock, $.01 par value per share. On May 1, 2001, Jones Apparel Group had 120,029,305 shares of common stock issued and outstanding and no shares of preferred stock outstanding. Jones Apparel Group common stock is listed on the New York Stock Exchange under the trading symbol "JNY."

          Each share of Jones Apparel Group common stock is entitled to one vote on all matters submitted to a vote of shareholders. Jones Apparel Group shareholders are entitled to receive dividends when and as declared by the Jones Apparel Group board of directors out of legally available funds. Dividends may be paid on the Jones Apparel Group common stock only if all dividends on any outstanding preferred stock of Jones Apparel Group shareholders have been paid or reserved. To date, Jones Apparel Group has not paid any cash dividends on shares of its common stock and does not anticipate paying any cash dividends in the foreseeable future.

          The issued and outstanding shares of Jones Apparel Group common stock are fully paid and nonassessable. Jones Apparel Group shareholders have no preemptive or conversion rights and are not subject to further calls or assessments by Jones Apparel Group. In the event of the voluntary or involuntary dissolution, liquidation or winding up of Jones Apparel Group, Jones Apparel Group shareholders are entitled to receive, pro rata, after satisfaction in full of the prior rights of creditors and holders of preferred stock, if any, all of Jones Apparel Group's remaining assets available for distribution.

          The Jones Apparel Group board of directors is authorized to provide for the issuance from time to time of Jones Apparel Group preferred stock in series and, as to each series, to fix the designation, the dividend rate, whether dividends are cumulative, the preferences which dividends will have with respect to any other class or series of capital stock, the voting rights, the voluntary and involuntary liquidation prices, the conversion or exchange privileges, the redemption prices and the other terms of redemption, and the terms of any purchase or sinking funds applicable to the series. The terms of any series of preferred stock will be described in a prospectus supplement. Cumulative dividends, dividend preferences and conversion, exchange and redemption provisions, to the extent that some or all of these features may be present when shares of Jones Apparel Group preferred stock are issued, could have an adverse effect on the availability of earnings for distribution to the holders of Jones Apparel Group common stock or for other corporate purposes.

          The transfer agent and registrar for Jones Apparel Group common stock is The Bank of New York.


                          DESCRIPTION OF WARRANTS

          We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

Debt Warrants

          The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following: (a) the title of such debt warrants; (b) the offering price for such debt warrants, if any; (c) the aggregate number of such debt warrants;
(d) the designation and terms of the debt securities purchasable upon exercise of such debt warrants; (e) if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security; (f) if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable; (g) the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities, or other property); (h) the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire; (i) if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time; (j) whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form; (k) information with respect to book-entry procedures, if any; (1) the currency or currency units in which the offering price, if any, and the exercise price are payable; (m) if applicable, a discussion of material United States federal income tax considerations; (n) the antidilution provisions of such debt warrants, if any; (o) the redemption or call provisions, if any, applicable to such debt warrants; and (p) any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Stock Warrants

          The prospectus supplement relating to any particular issue of preferred stock warrants or common stock warrants will describe the terms of such warrants, including the following: (a) the title of such warrants; (b) the offering price for such warrants, if any; (c) the aggregate number of such warrants; (d) the designation and terms of the common stock or preferred stock purchasable upon exercise of such warrants; (e) if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security; (f) if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable; (g) the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise; (h) the date on which the right to exercise such warrants shall commence and the date on which such right shall expire; (i) if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time; (j) the currency or currency units in which the offering price, if any, and the exercise price are payable; (k) if applicable, a discussion of material United States federal income tax considerations; (l) the antidilution provisions of such warrants, if any; (m) the redemption or call provisions, if any, applicable to such warrants; and (n) any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.


                            PLAN OF DISTRIBUTION

          The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Each prospectus supplement will describe the method of distribution of the securities offered therein.

          We may sell securities directly, through agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. Each prospectus supplement will describe the terms of the securities to which such prospectus supplement relates, the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such securities, the public offering or purchase price of such securities and the net proceeds we will receive from such sale. In addition, each prospectus supplement will describe any underwriting discounts and other items constituting underwriters' compensation, any discounts and commissions allowed or paid to dealers, if any, any commissions allowed or paid to agents, and the securities exchange or exchanges, if any, on which such securities will be listed. Dealer trading may take place in certain of the securities, including securities not listed on any securities exchange.

          If so indicated in the applicable prospectus supplement, we will authorize underwriters or agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery at a future date. Institutions with which such contracts may be made include, among others:

          o    commercial and savings banks;

          o    insurance companies;

          o    pension funds;

          o    investment companies; and

          o    educational and charitable institutions.

In all cases, such institutions must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any such contract will not be subject to any conditions except that (i) the purchase of the securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject and (ii) if the securities are also being sold to underwriters acting as principals for their own account, the underwriters will have purchased such securities not sold for delayed delivery. The underwriters and such other persons will not have any responsibility in respect of the validity or performance of such contracts.

          Any underwriter or agent participating in the distribution of the securities may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold and any discounts or commissions received by them, and any profit realized by them on the same or resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.

          Certain of any such underwriters and agents, including their associates, may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business. One or more of our affiliates may from time to time act as an agent or underwriter in connection with the sale of the securities to the extent permitted by applicable law. The participation of any such affiliate in the offer and sale of the securities will comply with Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding the offer and sale of securities of an affiliate.

          Except as indicated in the applicable prospectus supplement, the securities are not expected to be listed on a securities exchange, except for the common stock of Jones Apparel Group, which is listed on The New York Stock Exchange, and any underwriters or dealers will not be obligated to make a market in securities. We cannot predict the activity or liquidity of any trading in the securities.



                           VALIDITY OF SECURITIES

          The validity of the securities offered by this prospectus will be passed upon by Ira M. Dansky, Esq., our General Counsel. With respect to certain matters concerning Pennsylvania law, he will rely on Schnader, Harrison, Segal & Lewis LLP, Philadelphia, Pennsylvania. As of May 7, 2001, Mr. Dansky owned no shares of Jones Apparel Group common stock but had options to purchase 205,585 shares of Jones Apparel Group common stock.


                                  EXPERTS

          The consolidated financial statements and financial statement schedule of Jones incorporated by reference in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2000 have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports incorporated herein by reference, and are incorporated herein in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.

              PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the SEC registration fee.


Securities and Exchange Commission registration fee..............$112,500.00
Printing and engraving expenses..................................   7,500.00
Accounting fees and expenses.....................................  20,000.00
Legal fees and expenses.......................................... 150,000.00
Fees of trustee..................................................   5,000.00
Miscellaneous expenses...........................................  10,000.00
                                                                 -----------
     Total:......................................................$305,000.00
                                                                 ===========


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          As permitted by the Pennsylvania Business Corporation Law of 1988 (the "Pennsylvania Business Corporation Law"), Section 8.1 of the By-laws of Jones Apparel Group, Inc. and Section 7.1 of the By-laws of Jones Apparel Group USA, Inc. provide that a director shall not be personally liable for monetary damages for any action taken or failed to be taken, other than as expressly provided in the Pennsylvania Business Corporation Law. Furthermore, such By-laws provide that the applicable corporation shall indemnify each officer and director to the full extent permitted by the Pennsylvania Business Corporation Law, and shall pay and advance expenses for any matters covered by such indemnification.

          Section 1741 of the Pennsylvania Business Corporation Law provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful.

          Section 1742 of the Pennsylvania Business Corporation Law provides that a corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of the action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the corporation. Indemnification shall not be made under Section 1742 in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the corporation is located or the court in which the action was brought determines upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper.

          Section 1743 of the Pennsylvania Business Corporation Law provides that to the extent that a representative of a corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Sections 1741 or 1742 or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him or her in connection therewith.

          The Certificate of Incorporation of Jones Apparel Group Holdings, Inc., a Delaware corporation ("Jones Holdings") and the Certificate of Incorporation of Nine West Group Inc., a Delaware corporation ("Nine West"), provide that no director of Jones Holdings or Nine West shall be personally liable to Jones Holdings, Nine West or their stockholders for monetary damages for breach of a fiduciary duty other than as expressly provided in the General Corporation Law of Delaware (the "DGCL"). Section 102(b)(7) of the DGCL eliminates liability except (1) for any breach of the director's duty of loyalty to Jones Holdings, Nine West or their stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derives an improper personal benefit. Furthermore, the Certificate of Incorporation and By-laws of Jones Holdings and Nine West each provide that Jones Holdings and Nine West shall indemnify their officers, directors, employees and agents to the full extent permitted by the DGCL, and shall pay and advance expenses for any matters covered by such indemnification. In addition, Jones Apparel Group, Inc. has entered into executive employment agreements with Sidney Kimmel, Jackwyn Nemerov, Irwin Samelman and Wesley R. Card pursuant to which Jones Apparel Group, Inc. has agreed to indemnify such officers and directors to the maximum extent permitted by applicable law against any liability incurred by such officers and directors in their capacities as such.

          Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or their enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

          Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

          Section 145 of the DGCL further provides that (1) to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; (2) indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and (3) the corporation shall have the power to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

ITEM 16.  EXHIBITS


Exhibit No.     Description
-----------     ------------
4.1*            Form of Underwriting Agreement

4.2*            Form of Indenture

5.1*            Opinion of Ira M. Dansky, Esq.

5.2*            Opinion of Schnader Harrison Segal & Lewis LLP

12.1*           Statement regarding Computation of Ratio of Earnings to
                Fixed Charges

23.1            Consent of BDO Seidman, LLP

23.2*           Consent of Ira M. Dansky, Esq. (included in opinion filed as
                Exhibit 5.1)

23.3* Consent of Schnader Harrison Segal & Lewis LLP (included in opinion filed as Exhibit 5.2)

24.1*           Power of Attorney (included in signature page)

25.1* Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as trustee under the indenture


*     Previously filed.


ITEM 17.  UNDERTAKINGS.

          (a) Each undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

          provided, however, that the undertaking set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
     Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (d) Each undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (e) Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                 SIGNATURES

          Pursuant to the requirements of the Securities Act, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 1 to the registration statement on Form S-3 and has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on May 7, 2001.


                                        JONES APPAREL GROUP, INC.

                                          By   /s/ Wesley R. Card
                                             --------------------------------
                                                  Wesley R. Card
                                                  Chief Financial Officer

                                        JONES APPAREL GROUP HOLDINGS, INC.

                                          By   /s/ Ira M. Dansky
                                             --------------------------------
                                                  Ira M. Dansky
                                                  President

                                        JONES APPAREL GROUP USA, INC.

                                          By   /s/ Wesley R. Card
                                             --------------------------------
                                                  Wesley R. Card
                                                  Chief Financial Officer

                                        NINE WEST GROUP INC.

                                          By   /s/ Wesley R. Card
                                             --------------------------------
                                                  Wesley R. Card
                                                  Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                          TITLE                                         DATE

                            JONES APPAREL GROUP, INC.

          *                 Chairman and Director                            May 7, 2001
----------------------      (Principal Executive Officer)
   Sidney Kimmel

          *                 President and Director                           May 7, 2001
----------------------
   Jackwyn Nemerov

/s/ Wesley R. Card          Chief Financial Officer                          May 7, 2001
----------------------      (Principal Financial Officer)
   Wesley R. Card

          *                 Senior Vice President and Corporate Controller   May 7, 2001
----------------------      (Principal Accounting Officer)
  Patrick M. Farrell

          *                 Executive Vice President/Marketing               May 7, 2001
----------------------      and Director
   Irwin Samelman

          *                 Director                                         May 7, 2001
----------------------
   Geraldine Stutz

          *                 Director                                         May 7, 2001
----------------------
   Howard Gittis

          *                 Director                                         May 7, 2001
----------------------
   Eric A. Rothfeld

          *                 Director                                         May 7, 2001
----------------------
   Anthony F. Scarpa



                            JONES APPAREL GROUP HOLDINGS, INC.

/s/ Ira M. Dansky           President and Director                           May 7, 2001
----------------------      (Principal Executive Officer)
   Ira M. Dansky

          *                 Vice President/Finance and Director              May 7, 2001
----------------------      (Principal Financial Officer and Principal
  Joseph T. Donnalley       Accounting Officer)


          *                 Director                                         May 7, 2001
----------------------
  Patricia F. Genzel

                       JONES APPAREL GROUP USA, INC.

          *                 Chairman and Director                            May 7, 2001
----------------------      (Principal Executive Officer)
   Sidney Kimmel

          *                 President and Director                           May 7, 2001
----------------------
   Jackwyn Nemerov

/s/ Wesley R. Card          Chief Financial Officer                          May 7, 2001
----------------------      (Principal Financial Officer)
   Wesley R. Card

          *                 Senior Vice President and Corporate Controller   May 7, 2001
----------------------      (Principal Accounting Officer)
  Patrick M. Farrell

          *                 Executive Vice President/Marketing               May 7, 2001
----------------------      and Director
   Irwin Samelman


                            NINE WEST GROUP INC.

          *                 Chairman and Director                            May 7, 2001
----------------------      (Principal Executive Officer)
   Jackwyn Nemerov

/s/ Wesley R. Card          Chief Financial Officer and Director             May 7, 2001
----------------------      (Principal Financial Officer)
   Wesley R. Card

          *                 Senior Vice President                            May 7, 2001
----------------------      (Principal Accounting Officer)
   Patrick M. Farrell

          *                 Director                                         May 7, 2001
----------------------
   Sidney Kimmel

          *                 Director                                         May 7, 2001
----------------------
     Irwin Samelman


*/s/ Ira M. Dansky                                                           May 7, 2001
----------------------
    Ira M. Dansky
  Attorney-in-fact


                               EXHIBIT INDEX


Exhibit No.   Description
-----------   ------------
4.1*          Form of Underwriting Agreement

4.2*          Form of Indenture

5.1*          Opinion of Ira M. Dansky, Esq.

5.2*          Opinion of Schnader Harrison Segal & Lewis LLP

12.1* Statement regarding computation of Ratio of Earnings to Fixed Charges

23.1          Consent of BDO Seidman, LLP

23.2*         Consent of Ira M. Dansky, Esq. (included in opinion filed as
              Exhibit 5.1)

23.3* Consent of Schnader Harrison Segal & Lewis LLP (included in opinion filed as Exhibit 5.2)

24.1*         Power of Attorney (included in signature page)

25.1* Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as trustee under the indenture

*    Previously filed.


                                    E-1